   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2001.

                                                      REGISTRATION NO. 333-54342
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                      PRAECIS PHARMACEUTICALS INCORPORATED

             (Exact name of registrant as specified in its charter)

           DELAWARE                          2834                         04-3200305
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
     of incorporation or         Classification Code Number)         Identification No.)
        organization)

                              ONE HAMPSHIRE STREET
                      CAMBRIDGE, MASSACHUSETTS 02139-1572
                                 (617) 494-8400

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                            MALCOLM L. GEFTER, PH.D.
          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                              ONE HAMPSHIRE STREET
                      CAMBRIDGE, MASSACHUSETTS 02139-1572
                                 (617) 494-8400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

            KENT A. COIT, ESQ.                             KATHRYN I. MURTAGH, ESQ.
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                    GOODWIN PROCTER LLP
            ONE BEACON STREET                                   EXCHANGE PLACE
       BOSTON, MASSACHUSETTS 02108                       BOSTON, MASSACHUSETTS 02109
              (617) 573-4800                                    (617) 570-1000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              EXPLANATORY NOTE

     This Amendment No. 2 to the Registration Statement on Form S-1 of PRAECIS PHARMACEUTICALS INCORPORATED contains previously unfiled exhibits. The form of prospectus has been omitted from this Amendment No. 2 and is identical to the form of prospectus included as part of Amendment No. 1 to the Registration Statement, as filed with the Securities and Exchange Commission on January 31, 2001.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    We estimate that the expenses, other than underwriting discounts and commissions, that we will incur in connection with the issuance and distribution of the securities we are registering under this registration statement will be as follows:

SEC registration fee........................................  $ 45,771
NASD fee....................................................    18,809
Printing and engraving fees.................................   150,000
Legal fees and expenses.....................................   400,000
Accounting fees and expenses................................    75,000
Blue sky fees and expenses (including legal fees)...........     1,000
Transfer agent fees.........................................    10,000
Miscellaneous...............................................    99,420
                                                              --------
    Total...................................................  $800,000
                                                              ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporate Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Our amended and restated certificate of incorporation and our amended and restated by-laws provide that we will indemnify our directors and officers to the fullest extent authorized or permitted by law.

    Our amended and restated certificate of incorporation further provides that our directors will not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty, except to the extent such exemption is not permitted by law. Section 102 of the Delaware General Corporate Law provides that officers and directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

    - any breach of their duty of loyalty to the corporation or its stockholders;

    - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    - unlawful payments of dividends or unlawful stock repurchases or redemptions; or

    - any transaction from which the director derived an improper personal benefit.

    This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    Our by-laws also permit us to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in such capacity, regardless of whether our by-laws would otherwise permit indemnification for that liability. We have obtained directors' and officers' liability insurance which will indemnify our directors and officers against damages arising out of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    In the three years preceding the filing of this registration statement, we have issued the securities set forth below that we did not register under the Securities Act. We adjusted the common stock share amounts and the option and warrant exercise prices set forth below to give effect to the 2-for-1 stock split of the common stock effected March 8, 2000.

    (a) Issuance of Capital Stock

    In April 1998, we issued to 23 accredited investors 900,478 shares of our Series E convertible preferred stock, par value $.01 per share, for an aggregate purchase price of $37,820,076. Upon the closing of our initial public offering, the shares of Series E convertible preferred stock automatically converted into 6,753,582 shares of common stock.

    In May 2000, we issued 2,750 shares of common stock in a private placement to one accredited investor in exchange for certain consulting services.

    In August 2000, we issued 2,744 shares of common stock to one warrant holder upon the net issuance exercise of warrants to purchase 2,862 shares of common stock, based upon an exercise price of $1.35 per share and a fair market value of $32.81 per share.

    In October 2000, we issued 9,538 shares of common stock to one warrant holder upon the net issuance exercise of warrants to purchase 9,860 shares of common stock, based upon an exercise price of $1.35 per share and a fair market value of $41.35 per share.

    In November 2000, we issued 94,346 shares of common stock to one warrant holder upon the net issuance exercise of warrants to purchase 98,773 shares of common stock, based upon an exercise price of $1.35 per share and a fair market value of $30.12 per share.

    No underwriters were involved in the foregoing sales of securities. We made the sales of capital stock in reliance upon an exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act, and its related rules and regulations, regarding sales by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

    (b) Grants and Exercises of Stock Options and Stock Awards

    From January 1, 1998 through April 27, 2000, the effective date of our Registration Statement on Form S-8, filed with the Securities and Exchange Commission to register shares of common stock issuable upon the exercise of options granted under our Second Amended and Restated 1995 Stock Plan and our Employee Stock Purchase Plan: (i) we had granted options to employees, directors and consultants under our Second Amended and Restated 1995 Stock Plan to purchase a total of 4,647,286 shares of common stock at a weighted average exercise price of $6.81 per share; and (ii) we had issued 1,971,718 shares of common stock upon the exercise of options for aggregate consideration of $987,585.86.

    In March 2000, we issued a stock award for 1,500 shares of common stock, with an estimated fair market value of $21,750 to one of our consultants for services rendered.

    The issuance of options and common stock awards, and the issuance of common stock upon the exercise of options, were exempt from registration under the Securities Act either pursuant to Rule 701 under the Securities Act, as a transaction pursuant to a compensatory benefit plan, or pursuant to
Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


EXHIBIT NO.             EXHIBIT
-----------             -------
               1.1      Form of Underwriting Agreement

            ***3.1      Amended and Restated Certificate of Incorporation

            ***3.4      Amended and Restated By-Laws

             **4.1      Specimen certificate representing shares of common stock

              *4.2      Specimen certificate representing shares of common stock
                        (including Rights Agreement legend)

             **4.3      Warrant to purchase Common Stock dated as of May 13, 1997

          (+++)4.4      Rights Agreement between PRAECIS and American Stock Transfer and Trust Company, as Rights Agent

          (+++)4.5      Form of Certificate of Designations of Series A Junior
                        Participating Preferred Stock (attached as Exhibit A to the
                        Rights Agreement filed as Exhibit 4.4 hereto)

          (+++)4.6      Form of Right Certificate (attached as Exhibit B to the
                        Rights Agreement filed as Exhibit 4.4 hereto)

               5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

           (+)10.1      Second Amended and Restated 1995 Stock Plan

              10.2      Executive Management Bonus Plan, as amended and restated as of January 30, 2001

          (++)10.3      Employee Stock Purchase Plan

            **10.4      Amended and Restated Stockholders Agreement dated as of
                        April 30, 1998 by and among PRAECIS and certain stockholders referred to therein, as amended by Amendment No. 1 dated as of May 14, 1998, Amendment No. 2 dated as of July 21, 1998 and Amendment No. 3 dated as of January 31, 2000

          (++)10.5      Amendment No. 4 dated as of September 1, 2000 to Amended and
                        Restated Stockholders Agreement dated as of April 30, 1998 by and among PRAECIS and certain stockholders referred to
                        therein, as amended

            **10.6      Stock and Warrant Purchase Agreement dated as of May 13,
                        1997 by and between Sylamerica, Inc. and PRAECIS

              10.7      Waiver and Amendment, dated as of January 26, 2001, between
                        PRAECIS and Sanofi-Synthelabo Inc. (formerly Sylamerica,
                        Inc.) to the Stock and Warrant Purchase Agreement dated as of May 13, 1997 by and between Sylamerica, Inc. and PRAECIS

              10.8      Amendment, dated as of January 30, 2001, between PRAECIS and
                        Sanofi-Synthelabo Inc. (formerly Sylamerica, Inc.) to the
                        Warrant for the Purchase of Shares of Common Stock issued by
                        PRAECIS to Sylamerica, Inc.

           **+10.9      License Agreement dated as of May 13, 1997 by and between
                        PRAECIS and Synthelabo, as amended by letters dated July 31,
                        1997, October 1, 1998 and June 17, 1999

           **+10.10 Amended and Restated Binding Agreement in Principle effective as of March 8, 1999 by and between PRAECIS and Amgen Inc.

          (++)10.11     Amendment No. 1 to Amended and Restated Binding Agreement in
                        Principle effective as of March 8, 1999 by and between
                        PRAECIS and Amgen Inc.

           **+10.12     Collaboration Agreement dated as of January 31, 2000 by and between Human Genome Sciences, Inc. and PRAECIS

EXHIBIT NO.             EXHIBIT
-----------             -------
           **+10.13     Collaboration and License Agreement dated as of August 1,
                        1996 by and between PRAECIS and Boehringer Ingelheim
                        International GmbH

           **+10.14 License Agreement effective as of October 17, 1996 by and between PRAECIS and Indiana University Foundation, as amended as of June 3, 1998

            *+10.15     License Agreement dated as of April 15, 1999 between
                        Pharmaceutical Applications Associates LLC, C. Donald
                        Williams, M.D.C.G.P., Robert Murdock, R.Ph. and PRAECIS

             *10.16     Amendment No. 1 dated as of August 25, 2000 to License
                        Agreement dated as of April 15, 1999 between Pharmaceutical
                        Applications Associates LLC, C. Donald Williams, M.D.,
                        C.G.P., Robert Murdock, R.Ph. and PRAECIS

           **+10.17 Supply Agreement dated as of July 23, 1998 by and between PRAECIS and Salsbury Chemicals, Inc.

            **10.18     License Agreement dated December 23, 1993 between
                        Massachusetts Institute of Technology and PRAECIS

            **10.19     Lease dated as of April 28, 1994 by and between PRAECIS and
                        The Charles Stark Draper Laboratory, Inc.

            **10.20     Lease dated as of August 19, 1998 by and between PRAECIS and
                        BDG Piscataway, LLC

           (+)10.21 Letter Amendment, effective as of March 1, 2000, to Lease dated as of August 19, 1998 by and between PRAECIS and BDG
                        Piscataway, LLC

            **10.22     Contract of Sale dated as of January 14, 2000 by and between
                        Best Property Fund, L.P. and PRAECIS, as amended as of
                        February 7, 2000

           (+)10.23     Acquisition and Construction Loan Agreement dated as of July
                        11, 2000 between 830 Winter Street LLC and Anglo Irish Bank
                        Corporation plc and related Loan and Security Agreements

           (+)10.24     Guaranty of Costs and Completion dated as of July 11, 2000

           (+)10.25     Guaranty of Non-Recourse Exceptions dated as of July 11,
                        2000

           (+)10.26     Environmental Compliance and Indemnity Agreement dated as of
                        July 11, 2000 executed by 830 Winter Street LLC and PRAECIS

           (+)10.27     Lease Agreement dated as of July 11, 2000 between 830 Winter
                        Street LLC, as landlord, and PRAECIS, as tenant

              21.1      List of Subsidiaries of PRAECIS

              23.1      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included in Exhibit 5.1)

             *23.2      Consent of Ernst & Young LLP

             *23.3      Consent of Lahive & Cockfield, LLP


------------------------


*     Previously filed.
** Incorporated by reference to Registration Statement on Form S-1 (Registration No. 333-96351) initially filed with the Securities and Exchange Commission on February 8, 2000 and declared effective on April 26, 2000.
*** Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Securities and Exchange Commission on June 7, 2000.
(+) Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Securities and Exchange Commission on August 14, 2000.

(++) Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed with the Securities and Exchange Commission on November 13, 2000.
(+++) Incorporated by reference to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 26, 2001.
+ Confidential treatment has been granted for certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

    (b) Financial Statement Schedules

    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in the denominations and registered in the names as required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The registrant hereby undertakes:

        (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act is deemed to be part of this registration statement as of the time it was declared effective.

        (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus is deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in Cambridge, Massachusetts on February 12, 2001.



                                                       PRAECIS PHARMACEUTICALS INCORPORATED

                                                       By:           /s/ KEVIN F. MCLAUGHLIN
                                                            -----------------------------------------
                                                                       Kevin F. McLaughlin
                                                               CHIEF FINANCIAL OFFICER, SENIOR VICE
                                                                PRESIDENT, SECRETARY AND TREASURER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on February 12, 2001.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------       Chairman of the Board, Chief Executive Officer
              Malcolm L. Gefter, Ph.D.                   and President (PRINCIPAL EXECUTIVE OFFICER)

               /s/ KEVIN F. MCLAUGHLIN                 Chief Financial Officer, Senior Vice
     -------------------------------------------         President, Secretary and Treasurer
                 Kevin F. McLaughlin                     (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

                          *
     -------------------------------------------       Director
                G. Leonard Baker, Jr.

                          *
     -------------------------------------------       Director
                  Henry F. McCance

                          *
     -------------------------------------------       Director
                  David B. Sharrock

                          *
     -------------------------------------------       Director
                  Albert L. Zesiger


*By:            /s/ KEVIN F. MCLAUGHLIN
             ----------------------------
                  Kevin F. McLaughlin
                   ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NO.             EXHIBIT
-----------             -------
               1.1      Form of Underwriting Agreement

            ***3.1      Amended and Restated Certificate of Incorporation

            ***3.4      Amended and Restated By-Laws

             **4.1      Specimen certificate representing shares of common stock

              *4.2      Specimen certificate representing shares of common stock
                        (including Rights Agreement legend)

             **4.3      Warrant to purchase Common Stock dated as of May 13, 1997

          (+++)4.4      Rights Agreement between PRAECIS and American Stock Transfer and Trust Company, as Rights Agent

          (+++)4.5      Form of Certificate of Designations of Series A Junior
                        Participating Preferred Stock (attached as Exhibit A to the
                        Rights Agreement filed as Exhibit 4.4 hereto)

          (+++)4.6      Form of Right Certificate (attached as Exhibit B to the
                        Rights Agreement filed as Exhibit 4.4 hereto)

               5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

           (+)10.1      Second Amended and Restated 1995 Stock Plan

              10.2      Executive Management Bonus Plan, as amended and restated as of January 30, 2001

          (++)10.3      Employee Stock Purchase Plan

            **10.4      Amended and Restated Stockholders Agreement dated as of
                        April 30, 1998 by and among PRAECIS and certain stockholders referred to therein, as amended by Amendment No. 1 dated as of May 14, 1998, Amendment No. 2 dated as of July 21, 1998 and Amendment No. 3 dated as of January 31, 2000

          (++)10.5      Amendment No. 4 dated as of September 1, 2000 to Amended and
                        Restated Stockholders Agreement dated as of April 30, 1998 by and among PRAECIS and certain stockholders referred to
                        therein, as amended

            **10.6      Stock and Warrant Purchase Agreement dated as of May 13,
                        1997 by and between Sylamerica, Inc. and PRAECIS

              10.7      Waiver and Amendment, dated as of January 26, 2001, between
                        PRAECIS and Sanofi-Synthelabo Inc. (formerly Sylamerica,
                        Inc.) to the Stock and Warrant Purchase Agreement dated as of May 13, 1997 by and between Sylamerica, Inc. and PRAECIS

              10.8      Amendment, dated as of January 30, 2001, between PRAECIS and
                        Sanofi-Synthelabo Inc. (formerly Sylamerica, Inc.) to the
                        Warrant for the Purchase of Shares of Common Stock issued by
                        PRAECIS to Sylamerica, Inc.

           **+10.9      License Agreement dated as of May 13, 1997 by and between
                        PRAECIS and Synthelabo, as amended by letters dated July 31,
                        1997, October 1, 1998 and June 17, 1999

           **+10.10 Amended and Restated Binding Agreement in Principle effective as of March 8, 1999 by and between PRAECIS and Amgen Inc.

          (++)10.11     Amendment No. 1 to Amended and Restated Binding Agreement in
                        Principle effective as of March 8, 1999 by and between
                        PRAECIS and Amgen Inc.

           **+10.12     Collaboration Agreement dated as of January 31, 2000 by and between Human Genome Sciences, Inc. and PRAECIS

           **+10.13     Collaboration and License Agreement dated as of August 1,
                        1996 by and between PRAECIS and Boehringer Ingelheim
                        International GmbH

           **+10.14 License Agreement effective as of October 17, 1996 by and between PRAECIS and Indiana University Foundation, as amended as of June 3, 1998

EXHIBIT NO.             EXHIBIT
-----------             -------
            *+10.15     License Agreement dated as of April 15, 1999 between
                        Pharmaceutical Applications Associates LLC, C. Donald
                        Williams, M.D.C.G.P., Robert Murdock, R.Ph. and PRAECIS

             *10.16     Amendment No. 1 dated as of August 25, 2000 to License
                        Agreement dated as of April 15, 1999 between Pharmaceutical
                        Applications Associates LLC, C. Donald Williams, M.D.,
                        C.G.P., Robert Murdock, R.Ph. and PRAECIS

           **+10.17 Supply Agreement dated as of July 23, 1998 by and between PRAECIS and Salsbury Chemicals, Inc.

            **10.18     License Agreement dated December 23, 1993 between
                        Massachusetts Institute of Technology and PRAECIS

            **10.19     Lease dated as of April 28, 1994 by and between PRAECIS and
                        The Charles Stark Draper Laboratory, Inc.

            **10.20     Lease dated as of August 19, 1998 by and between PRAECIS and
                        BDG Piscataway, LLC

           (+)10.21 Letter Amendment, effective as of March 1, 2000, to Lease dated as of August 19, 1998 by and between PRAECIS and BDG
                        Piscataway, LLC

            **10.22     Contract of Sale dated as of January 14, 2000 by and between
                        Best Property Fund, L.P. and PRAECIS, as amended as of
                        February 7, 2000

           (+)10.23     Acquisition and Construction Loan Agreement dated as of July
                        11, 2000 between 830 Winter Street LLC and Anglo Irish Bank
                        Corporation plc and related Loan and Security Agreements

           (+)10.24     Guaranty of Costs and Completion dated as of July 11, 2000

           (+)10.25     Guaranty of Non-Recourse Exceptions dated as of July 11,
                        2000

           (+)10.26     Environmental Compliance and Indemnity Agreement dated as of
                        July 11, 2000 executed by 830 Winter Street LLC and PRAECIS

           (+)10.27     Lease Agreement dated as of July 11, 2000 between 830 Winter
                        Street LLC, as landlord, and PRAECIS, as tenant

              21.1      List of Subsidiaries of PRAECIS

              23.1      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included in Exhibit 5.1)

             *23.2      Consent of Ernst & Young LLP

             *23.3      Consent of Lahive & Cockfield, LLP


------------------------


*     Previously filed.
** Incorporated by reference to Registration Statement on Form S-1 (Registration No. 333-96351) initially filed with the Securities and Exchange Commission on February 8, 2000 and declared effective on April 26, 2000.
*** Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Securities and Exchange Commission on June 7, 2000.
(+) Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Securities and Exchange Commission on August 14, 2000.
(++) Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed with the Securities and Exchange Commission on November 13, 2000.
(+++) Incorporated by reference to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 26, 2001.
+ Confidential treatment has been granted for certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.